UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.	Other Events.

On February 15, 2018, in accordance with the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), filed a motion (the “Motion”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order (i) authorizing the reallocation and use of distributable cash held by the GUC Trust to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (ii) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2019. A copy of the Motion is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 6, 2018, the Bankruptcy Court entered an order (the “Order”) granting the relief requested in the Motion. A copy of the Order is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K.

Exhibit No.	Description

99.1	Motion of the GUC Trust Administrator

99.2	Order of the Bankruptcy Court

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: March 8, 2018
	By:	/s/ David A. Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company